As filed with the Securities and Exchange Commission on October __, 2017

Registration No.: 333-197889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1,

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE TEARDROPPERS INC.

(Exact name of registrant as specified in its charter)

Nevada	3715	46-2407247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 Newport Center Dr. Ste. 230

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies to:

Raymond Gerrity, President

180 Newport Center Dr. Ste. 230

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Brad Bingham Esq.

The Bingham Law Group, APC

 1106 Second Street, Suite 195

Encinitas, CA 92024

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

A Registration Statement on Form S-1 of The Teardroppers, Inc. (the “Company”),was originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2015. Post Effective Amendment Number 1 to the S-1 Registration Statement was declared effective on May 3, 2016. This Post Effective Amendment Number 2, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, that was filed with the Securities & Exchange Commission on April 12, 2017 and (ii) update certain other information in the Registration Statement.

The information included in this filing amends this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2 All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

THE TEARDROPPERS, INC.

2,241,666 Shares of Common Stock

Date of Prospectus:  October __ 2017

This prospectus relates to the resale by the selling stockholders of an aggregate of 2,241,666 shares of our common stock, par value $.001, per share, by the selling shareholders named in this prospectus in the section entitled “Selling Shareholders,” including their donees, pledgees, assignees, transferees and other successors-in-interest, whom we refer to in this prospectus as the “Selling Shareholders.” The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

SEE “RISK FACTORS" BEGINNING ON PAGE _.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October __, 2017.

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. When used in this prospectus, the terms “Company,” “our,” “ours” and “us” refer to The Teardroppers, Inc., unless otherwise specified or the context requires otherwise.

SUMMARY OF PROSPECTUS

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have it shares of common stock quoted on the OTCQB Bulletin Board or the OTCQX tier of the OTC Markets. Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims. Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

The Company

The Teardroppers, Inc. is a Nevada corporation which was formed in June of 2013. We commenced operations in February of 2014. It is controlled by Mr. Kevin P. O’Connell. Mr. O’Connell owns a majority interest in Devcap Partners, LLC ("Devcap"), which owns approximately seventy six (76%) of our outstanding shares of common stock. We have incurred losses of $1,128,556 from inception through June 30, 2017. Our auditor's report has expressed substantial doubt about our ability to continue as a going concern.

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In February of 2015, the Company established a $450,000 unsecured line of credit with Devcap. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of June 30, 2017 we had utilized $142,260 from the Line of Credit.

Management estimates that the cost of operating our business for the next 12 months will require additional capital of $330,000 or approximately $25,000 per month, consisting of: $5,000 for officers’ salaries $4,000 for an executive marketing assistant, $2,500 for office space, $1,000 for telecom and communications, $7,500 for marketing efforts, $5,000 for legal and accounting costs and $30,000 for debt service.

In the event that demand for our advertising services increases beyond our ability to pay for additional trailers, of which there can be no assurance, we may seek to have independent or related parties purchase trailers. Such parties may then either lease the trailers to us, or, for a fee, have us act as their agent in maintaining their trailers and obtaining advertising clients for their trailers.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Meeting our capital requirement will be directly contingent on Mr. O’Connell and his decision to have Devcap advance us capital in the event that we are not able to raise capital from other sources.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The Mobile Billboard Advertising Service

We are currently engaged in the business of mobile outdoor billboard advertising, by offering to provide advertising space on custom designed and manufactured "Teardrop Trailers" and standard cargo trailers purchased from independent trailer manufacturers. Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Our cargo trailers are standard vehicle hauling “box” trailers having straight aluminum sided walls and wood floors, and are 26 feet long and 8 feet wide. Our trailers are designed to be towed behind small economy sized vehicles and pickup trucks. A Teardrop Trailer, also known as a "Teardrop Camper Trailer", is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have one Teardrop Trailer and we have one Cargo Trailer on order. Should we determine to order additional Teardrop Trailers, we intend to order them from independent “Kit” suppliers. Kits are available from several suppliers and are made up of all of the pre-cut, ready to assemble, components of a Teardrop Trailer, except for the chassis. Cargo trailers are available from many independent manufacturers. Teardrop Trailer was delivered to us on February 15, 2015. The Teardrop Trailer we received was assembled on Our Teardrop Trailer has an outer skin of uncoated aluminum and is 6 feet in width, 10 feet in length and 5 feet in height. Wheels and tires are outside the body and are covered by fenders. Our Teardrop Trailer weighs less than 1000 pounds, so most vehicles, can tow one and have little effect on the vehicle's fuel consumption. We have paid $5,000 for the manufacture and assembly of our Teardrop Trailer,

We intend to place orders for additional Teardrop Trailers or Kits and cargo trailers as we build interest in our advertising offerings. We estimate that it will take approximately 30 days from the date we place an order to the delivery of the trailer to us. When we determine to order additional Teardrop Trailers, we will do so by engaging independent Computer Numerical Control ("CNC") contractors. Teardrop Trailer we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer.

We have chosen the unique shape and look of a Teardrop Trailer, as well as the small size of Car Hauling Trailers, as our advertising platforms as we believe their "eye appeal" will be attractive to a target audience's view and retention of the adverting images which will appear on our trailers.

In June of 2016, we acquired an enclosed twenty-six (26) foot trailer for use in our business. In December of 2016, we sold the twenty-six (26) foot trailer to an unrelated buyer. In March of 2017, the company has issued a purchase order to acquire a higher quality and larger Cargo trailer.

We offer advertising space on our trailers. Advertising will be applied by applying decals, large adhesive backed vinyl sheets as decals or by fastening one large sheet of adhesive backed vinyl (to the sides and, in some cases, the top of the trailer. In addition, we will offer to provide our tow vehicle and a driver.

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The lettering graphics are widely available from several sources including independent design shops and decal manufacturers.

The vinyl film is manufactured by several suppliers, including 3M, Avery Dennison, and Oracle. It will be designed by independent designers hired by us and will be installed on our trailers by independent printers and dealers of adhesive backed vinyl film. It is the costliest advertising option we will offer.

Our rates will be negotiated at time of contract. We intend to charge an advertising client for a "turnkey" design and application of decals to our trailers at prices starting at $995 with additional charges for more complex designs and for full wrapping services. We also intend to charge our clients a rental price of $295 per day, with an additional $175 per six-hour day if the client wishes us to supply a tow vehicle and driver. Our rates will be based upon the range of services, length of the advertising contract, vehicles needed, miles traveled, length of campaign, ancillary costs and other variables. There is a minimum rental of 3 days required. The client will be required to pay for liability and property damage insurance.

After the rental, we remove the trailer's advertising decals and prepare the trailer for its next client's advertising application and rental.

We believe that the mobile outdoor advertising that we will offer to advertisers is suitable for:

•	Event Marketing
•	New Product Launches
•	Retail Store Openings
•	Grand Openings
•	Tradeshow Advertising
•	Political Advertising and Campaigning
•	Publicity
•	Concerts
•	Sporting Events
•	Conventions
•	Trade Shows
•	Outdoor Festivals
•	Beach Cities and Events
•	Grand Openings
•	Holiday Events
•	Motion Picture Premiers

We believe that mobile outdoor advertising offers certain advantages to advertisers, among which include:

•

Mobile trailers are flexible providing one with a wide variety of space and cost options, which can be used for anything from short sales promotions to being part of a long-term brand awareness campaign.

•	Instead of hoping people see an advertisement, the advertisements are brought to them.
•	They are more cost effective than other forms of advertising.
•	We can park the trailer in front of a business or a competitor's.
•	We can thoroughly saturate a specific area unlike regular billboards, radio, TV or direct mail.
•	We can provide specific demographic routes so that there are multiple exposures.
•	Mobile billboards create impact because of their movement, size and prominence on the road and can go where other advertising can’t. They merely have to be visible to attract attention.
•	We can provide advertisements in the middle of all the activity at a special event like a tournament, fair, tradeshow, sporting event et. al.
•	As they are eye-level with consumers, the message is communicated directly, increasing the impact of the product.

We will also offer to work closely with our clients to fully understand the client's marketing objectives. We will use our best efforts to identify the highest profile locations in our client's target market in order to provide the most efficient, high exposure, high impact and cost-effective mobile advertising campaign.

At every stage of the process, our services will include design, branding and selection of graphics, to achieve maximum impact. Audio, illumination, promotional sampling and other sensory elements can be added to further enhance an advertising message.

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In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The Ford Ranchero vehicle will be available to be leased as a tow vehicle with our Teardrop Trailers or it can be leased independently from the trailers. We believe that the use of this vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

We had obtained these vehicles from Augustus O'Connell, by issuing 433,000 shares of our common stock valued at $.15 per share ($50,000 for the Apache and $15,000 for the Ranchero). Augustus B. O'Connell is the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The 333,333 common shares were returned to our Treasury.

On October 5, 2015, we acquired from Devcap, a fully restored 1966 Mustang Convertible vehicle to be used to tow our Teardrop trailers. We issued 250,000 shares of our common stock, valued at the historical cost of $36,785 to Devcap. In June of 2016, the 1966 Ford Mustang Convertible was sold back to the related party seller for the same valuation and 250,000 shares of common stock was cancelled and returned to our Treasury

In February of 2017, we acquired a 1971 Chevrolet Corvette LS5 T-top car for use as a promotional and tow vehicle. The car was acquired from Devcap Partners, LLC for a value of $24,000 USD. Devcap converted the outstanding liability with the company into equity in the company at .15 per share for 160,000 shares of common stock.

We believe that the use of Ford Ranchero and Corvette classic tow vehicles that are rare and desirable to drive by potential customers in conjunction with the classic design of the Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this related party line of credit is subject to the approval of Mr. O’Connell. As of June 30, 2017, we had received $142,260 from the Line of Credit.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is owned by the owner and managing member of DEVCAP Partners, LLC, a majority shareholder of the Company. The balance of the line of credit was $25,000 as of June 30, 2017. The Company recorded accrued interest of $4,698 at June 30, 2017.

Marketing

We intend to market our advertising, design and consulting services through our website ww.tdropmobile.com. Once appropriate funding becomes available, we intend to upgrade our website, and advertise on high traffic web properties. We also market our consulting services through personal contacts of our officers and majority shareholder.

Intellectual Property

Our Teardrop Trailer was manufactured from plans provided by an independent Partnership. We have no further relationship with the Partnership. We do not believe that there was anything proprietary in the plans. Should we seek to manufacture and assemble Teardrop trailers from other independent parties, we believe that there are many independent CNC machine shops that have the ability to manufacture and assemble Teardrop Trailers. We do not believe we have any intellectual property.

Competition

We are a small independent start-up mobile billboard advertising company that commenced mobile billboard operations in February of 2014. We face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all, of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other adverting companies should they decide to offer advertising on their own trailers or vehicles. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable.

There are currently many manufacturers of Teardrop Trailers and Cargo Trailers that offer their products to the marketplace.

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Regulation of Mobile Billboards

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight.

The Los Angeles Ordinance does provide for certain exemptions to the Ordinance, such as allowing businesses to permanently affix advertising signs to a vehicle by among other exemptions, painting on the vehicle or applying advertising decals.

While the California Law and the resulting local Ordinances will effectively limit the geographical area in which our potential clients may use our services, we believe that there is sufficient areas of our intended geographical market area that do not have Ordinances prohibiting mobile billboard advertising. Further, certain of our potential clients may use of our trailers without violating such Ordinances, such as using them at marketing events, i.e. at motorsports racing venues, sporting events, and Grand Opening events.

However, there can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Loan Agreement with Gemini Southern, LLC

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC, a non-related party, pursuant to which the monies paid to the Company by Gemini Southern, LLC, pursuant to a Consulting Agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $375,000 as of December 31 2014) would be repaid by the Company. The Loan Agreement provides that no interest is owed on the balance of $375,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the maturity date of December 12, 2015. The Loan balance as of December 31, 2016 was $450,000. The Consulting Agreement was cancelled on September 20, 2014.

Loan Agreement with Devcap Partners, LLC

In February of 2014, the Company established a $450,000 unsecured line of credit with Devcap. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of December 31, 2016 we had a balance of $50,835 from the Line of Credit.

Employees

As of June 30, 2017, we have no full-time employees. Our only employees consist of executive management personnel, all of whom devote 20% or less of their time to our business affairs. We intend to hire full time employees when and if we have the financial resources to do so. Until such time as we are in a position to hire full time employees, we will hire independent contractors to perform work for us on an as needed basis. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our relations with our Management employees to be good.

Real Property

We do not own any real property. We occupy office facilities at 180 Newport Center Dr. Ste. 230 Newport Beach, Ca. 92660 for which we pay no rent per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral agreement.

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Competition

We are a small independent start-up mobile billboard advertising company that was incorporated in June of 2013 and commenced operations in February of 2014. We will face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other adverting companies should they decide to offer advertising on their own Teardrop Trailers. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable.

THE OFFERING

Common stock offered by selling stockholders:	2,241,666

Common stock outstanding before the offering:	38,210,000

Common stock to be outstanding after the offering:	38,210,000

Offering Price Per Share	$.25

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

OTCQB Bulletin Board Symbol:	TDRP

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this Post-Effective Amendment to this registration statement and prospectus.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The Company’s election to take advantage of the jobs act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities& Exchange Commission ("SEC"). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Jobs Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

–	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

–	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

–	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

–	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

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Risks Associated with our Business

Our independent auditors have issued an audit opinion for us which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in June of 2013 and commenced operations in February of 2014. We have not fully developed our proposed business operations and have realized no revenue since our inception. We have little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through June 30, 2017, was ($1,128,556).  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Our ability to develop a business plan that is attractive to advertising clients.
•	Our ability to successfully implement our business plan
•	The acceptance in the marketplace of our trailers as a viable advertising medium

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover expenses. We cannot guarantee that we will be successful in continuing to generate revenues in the future. In the event the Company is unable to generate sufficient revenues to cover expenses, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Most of our competitors have significantly greater financial and marketing resources than do we.

There exist in our industry many competitors that have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. There can be no assurance that we will be able to become profitable.

There are legal restrictions on the use of mobile billboards in our intended marketing geographic area.

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight. These Laws and Ordinances will have the effect of limiting our ability to successfully market our services to potential clients and our business will therefore be adversely affected.

There can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Our existing principal stockholders exercise control of our Company.

Devcap Partners, LLC (“Devcap”) is the beneficial owner of approximately 78% of our issued and outstanding common stock. Kevin P. O’Connell is the majority owner and Managing Member of Devcap Partners, LLC.

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Devcap has established a line of credit of $450,000 (the “Line of Credit”). The receipt of funds from this Line of Credit is subject to the approval of DEVCAP. As of June 30, 2017, we had received $142,260 from the Line of Credit. The terms of the Line of Credit contains annualized interest of 10%, quarterly interest payments paid by the Company on outstanding balances and allows a maximum quarterly draw down on the line of $75,000 per quarter.

Kevin P. O'Connell, the Managing Member of Devcap, may have a conflict of interest should we determine to draw upon the Line of Credit. Kevin P. O'Connell will have to determine, whether it is in the best interest of Devcap to approve or decline the "loan” or as our control shareholder, if it is in our best interest to approve the loan.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Aside from our Line of Credit, no other source of capital has been identified or sought. If we are not able to draw funds from our Line of Credit, or we do not find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital, we will be faced with several options:

1.  abandon our business plans, cease operations and go out of business;

2.  continue to seek alternative and acceptable sources of capital; or

3.  bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, investors in our shares could lose a substantial part or all of their investment.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $350,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the development of a website and associated software to allow clients to track objects of interest in real time. Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. Ray Gerrity (our sole officer) has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director have other outside business activities and will only be devoting approximately 10-20% of their time to our operations, our operations may be sporadic and occur at times which are inconvenient to Mr. Gerrity. Mr. Gerrity will devote 20% of his time per week to the business of the Company. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officer.

We currently are managed by one officer and we are entirely dependent upon him in order to conduct our operations. If they should resign or die, there will be no one to operate the Company. If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

We depend upon independent contractors to manufacture and ship our Teardrop Trailers.

We do not own or operate a manufacturing or assembly facility to build Teardrop Trailers. We are dependent upon independent Computer Numerical Control (“CNC”) contractors to manufacture and assemble Teardrop Trailers. While we believe that there are numerous CNC contractors that are capable of manufacturing our Teardrop Trailers to our specifications, there can be no assurance that we will be able to obtain Teardrop Trailers at the time and the price we may require. To the extent that we are unable to have Teardrop Trailers delivered to us at the time and price that we specify, our business will be adversely affected.

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Having one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our Chief Executive Officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The limited public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

Risks Associated With This Offering

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Even though our common shares are currently listed on the Over the Counter Bulletin Board in the United States under the symbol “TRDP” since October, 2015, there have been very little sales or purchases of our common shares reported. Failure to develop or maintain a liquid trading market could negatively affect our common share's value and make it difficult or impossible for you to sell your shares. Even if a liquid market for common shares does develop, the market price may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common shares.

However, we cannot provide our investors with any assurance that our common stock will be actively traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

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We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock qualified for quotation on the OTCQB in October 2015, under the symbol “TRDP”. No trades of our common stock occurred through the facilities of the OTCQB. The following table sets forth the range of the high and low bid prices per share of our common stock as reported on there OTCQB, beginning on October 1st, 2015 These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	High	Low
October 1, 2015 – December 31, 2015	$0.25	$0.25
January 1,2016 – December 31, 2016	0.25	0.25
January 1, 2017 – June 30,2017	0.25	0.25
June 30, 2017 – September 30, 2017	0.25	0.25
October 23, 2017*	$0.25	$0.25

* Represents quoted prices but not actual trades.

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on a national securities exchange, although we cannot be certain that our application will be approved.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

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DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

BUSINESS OF THE COMPANY

Background

The Teardroppers, Inc. is a Nevada corporation which was formed in June of 2013. We commenced operations in February of 2014. It is controlled by Mr. Kevin P. O’Connell. Mr. O’Connell owns a majority interest in Devcap Partners, LLC (“Devcap”), which owns approximately seventy six (76%) of our outstanding shares of common stock. We have incurred losses of $1,128,556 from inception through June 30, 2017. Our auditor's report has expressed substantial doubt about our ability to continue as a going concern.

In February of 2015, the Company established a $450,000 unsecured line of credit with Devcap. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of June 30, 2017 we had utilized $142,260 from the Line of Credit.

Management estimates that the cost of operating our business for the next 12 months will require additional capital of $330,000 or approximately $25,000 per month, consisting of: $5,000 for officers’ salaries $4,000 for an executive marketing assistant, $2,500 for office space, $1,000 for telecom and communications, $7,500 for marketing efforts, $5,000 for legal and accounting costs and $30,000 for debt service.

In the event that demand for our advertising services increases beyond our ability to pay for additional trailers, of which there can be no assurance, we may seek to have independent or related parties purchase trailers. Such parties may then either lease the trailers to us, or, for a fee, have us act as their agent in maintaining their trailers and obtaining advertising clients for their trailers.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Meeting our capital requirement will be directly contingent on Mr. O’Connell and his decision to have Devcap advance us capital in the event that we are not able to raise capital from other sources.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The Mobile Billboard Advertising Service

We are currently engaged in the business of mobile outdoor billboard advertising, by offering to provide advertising space on custom designed and manufactured “Teardrop Trailers” and standard cargo trailers purchased from independent trailer manufacturers. Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Our cargo trailers are standard vehicle hauling “box” trailers having straight aluminum sided walls and wood floors, and are 26 feet long and 8 feet wide. Our trailers are designed to be towed behind small economy sized vehicles and pickup trucks. A Teardrop Trailer, also known as a “Teardrop Camper Trailer”, is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have one Teardrop Trailer and we have one Cargo Trailer on order. Should we determine to order additional Teardrop Trailers, we intend to order them from independent “Kit” suppliers. Kits are available from several suppliers and are made up of all of the pre-cut, ready to assemble, components of a Teardrop Trailer, except for the chassis. Cargo trailers are available from many independent manufacturers. Teardrop Trailer was delivered to us on February 15, 2015. The Teardrop Trailer we received was assembled on Our Teardrop Trailer has an outer skin of uncoated aluminum and is 6 feet in width, 10 feet in length and 5 feet in height. Wheels and tires are outside the body and are covered by fenders. Our Teardrop Trailer weighs less than 1000 pounds, so most vehicles, can tow one and have little effect on the vehicle's fuel consumption. We have paid $5,000 for the manufacture and assembly of our Teardrop Trailer.

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We intend to place orders for additional Teardrop Trailers or Kits and cargo trailers as we build interest in our advertising offerings. We estimate that it will take approximately 30 days from the date we place an order to the delivery of the trailer to us. When we determine to order additional Teardrop Trailers, we will do so by engaging independent Computer Numerical Control (“CNC”) contractors. Teardrop Trailer we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer.

We have chosen the unique shape and look of a Teardrop Trailer, as well as the small size of Car Hauling Trailers, as our advertising platforms as we believe their "eye appeal" will be attractive to a target audience's view and retention of the adverting images which will appear on our trailers.

In June of 2016, we acquired an enclosed twenty-six (26) foot trailer for use in our business. In December of 2016, we sold the twenty-six (26) foot trailer to an unrelated buyer. In March of 2017, the company has issued a purchase order to acquire a higher quality and larger Cargo trailer.

We offer advertising space on our trailers. Advertising will be applied by applying decals, large adhesive backed vinyl sheets as decals or by fastening one large sheet of adhesive backed vinyl (to the sides and, in some cases, the top of the trailer. In addition, we will offer to provide our tow vehicle and a driver.

The lettering graphics are widely available from several sources including independent design shops and decal manufacturers.

The vinyl film is manufactured by several suppliers, including 3M, Avery Dennison, and Oracle. It will be designed by independent designers hired by us and will be installed on our trailers by independent printers and dealers of adhesive backed vinyl film. It is the costliest advertising option we will offer.

Our rates will be negotiated at time of contract. We intend to charge an advertising client for a "turnkey" design and application of decals to our trailers at prices starting at $995 with additional charges for more complex designs and for full wrapping services. We also intend to charge our clients a rental price of $295 per day, with an additional $175 per six-hour day if the client wishes us to supply a tow vehicle and driver. Our rates will be based upon the range of services, length of the advertising contract, vehicles needed, miles traveled, length of campaign, ancillary costs and other variables. There is a minimum rental of 3 days required. The client will be required to pay for liability and property damage insurance.

After the rental, we remove the trailer's advertising decals and prepare the trailer for its next client's advertising application and rental.

We believe that the mobile outdoor advertising that we will offer to advertisers is suitable for:

•	Event Marketing
•	New Product Launches
•	Retail Store Openings
•	Grand Openings
•	Tradeshow Advertising
•	Political Advertising and Campaigning
•	Publicity
•	Concerts
•	Sporting Events
•	Conventions
•	Trade Shows
•	Outdoor Festivals
•	Beach Cities and Events
•	Grand Openings
•	Holiday Events
•	Motion Picture Premiers

We believe that mobile outdoor advertising offers certain advantages to advertisers, among which include:

•

Mobile trailers are flexible providing one with a wide variety of space and cost options, which can be used for anything from short sales promotions to being part of a long-term brand awareness campaign.

•	Instead of hoping people see an advertisement, the advertisements are brought to them.
•	They are more cost effective than other forms of advertising.
•	We can park the trailer in front of a business or a competitor's.
•	We can thoroughly saturate a specific area unlike regular billboards, radio, TV or direct mail.
•	We can provide specific demographic routes so that there are multiple exposures.
•	Mobile billboards create impact because of their movement, size and prominence on the road and can go where other advertising can’t. They merely have to be visible to attract attention.
•	We can provide advertisements in the middle of all the activity at a special event like a tournament, fair, tradeshow, sporting event et. al.
•	As they are eye-level with consumers, the message is communicated directly, increasing the impact of the product.

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We will also offer to work closely with our clients to fully understand the client's marketing objectives. We will use our best efforts to identify the highest profile locations in our client's target market in order to provide the most efficient, high exposure, high impact and cost-effective mobile advertising campaign.

At every stage of the process, our services will include design, branding and selection of graphics, to achieve maximum impact. Audio, illumination, promotional sampling and other sensory elements can be added to further enhance an advertising message.

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The Ford Ranchero vehicle will be available to be leased as a tow vehicle with our Teardrop Trailers or it can be leased independently from the trailers. We believe that the use of this vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

We had obtained these vehicles from Augustus O'Connell, by issuing 433,000 shares of our common stock valued at $.15 per share ($50,000 for the Apache and $15,000 for the Ranchero). Augustus B. O'Connell is the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The 333,333 common shares were returned to our Treasury.

On October 5, 2015, we acquired from Devcap, a fully restored 1966 Mustang Convertible vehicle to be used to tow our Teardrop trailers. We issued 250,000 shares of our common stock, valued at the historical cost of $36,785 to Devcap. In June of 2016, the 1966 Ford Mustang Convertible was sold back to the related party seller for the same valuation and 250,000 shares of common stock was cancelled and returned to our Treasury.

In February of 2017, we acquired a 1971 Chevrolet Corvette LS5 T-top car for use as a promotional and tow vehicle. The car was acquired from Devcap Partners, LLC for a value of $24,000 USD. Devcap converted the outstanding liability with the company into equity in the company at .15 per share for 160,000 shares of common stock.

We believe that the use of Ford Ranchero and Corvette classic tow vehicles that are rare and desirable to drive by potential customers in conjunction with the classic design of the Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this -related party is subject to the approval of Mr. O’Connell. As of June 30, 2017, we had received $142,260 from the Line of Credit.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is owned by the owner and managing member of DEVCAP Partners, LLC, a majority shareholder of the Company. The balance of the line of credit was $25,000 as of June 30, 2017. The Company recorded accrued interest of $4,698 at June 30, 2017.

Marketing

We intend to market our advertising, design and consulting services through our website ww.tdropmobile.com. Once appropriate funding becomes available, we intend to upgrade our website, and advertise on high traffic web properties. We also market our consulting services through personal contacts of our officers and majority shareholder.

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Intellectual Property

Our Teardrop Trailer was manufactured from plans provided by an independent Partnership. We have no further relationship with the Partnership. We do not believe that there was anything proprietary in the plans. Should we seek to manufacture and assemble Teardrop trailers from other independent parties, we believe that there are many independent CNC machine shops that have the ability to manufacture and assemble Teardrop Trailers. We do not believe we have any intellectual property.

Competition

We are a small independent start-up mobile billboard advertising company that commenced mobile billboard operations in February of 2014. We face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all, of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other adverting companies should they decide to offer advertising on their own trailers or vehicles. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable.

There are currently many manufacturers of Teardrop Trailers and Cargo Trailers that offer their products to the marketplace.

Regulation of Mobile Billboards

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight.

The Los Angeles Ordinance does provide for certain exemptions to the Ordinance, such as allowing businesses to permanently affix advertising signs to a vehicle by among other exemptions, painting on the vehicle or applying advertising decals.

While the California Law and the resulting local Ordinances will effectively limit the geographical area in which our potential clients may use our services, we believe that there is sufficient areas of our intended geographical market area that do not have Ordinances prohibiting mobile billboard advertising. Further, certain of our potential clients may use of our trailers without violating such Ordinances, such as using them at marketing events, i.e. at motorsports racing venues, sporting events, and Grand Opening events.

However, there can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Loan Agreement with Gemini Southern, LLC

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC. The Loan Agreement provides that no interest was owed on the balance of $375,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the extended maturity date of December 31, 2017. The Loan balance as of June 30, 2017 was $450,000.

Employees

As of June 30, 2017, we have no full-time employees. Our only employees consist of executive management personnel, all of whom devote 20% or less of their time to our business affairs. We intend to hire full time employees when and if we have the financial resources to do so. Until such time as we are in a position to hire full time employees, we will hire independent contractors to perform work for us on an as needed basis. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our relations with our Management employees to be good.

Real Property

We do not own any real property. We occupy office facilities at 180 Newport Center Dr. Ste. 230 Newport Beach, Ca. 92660 for which we pay no rent per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2016 and 2015 and the six month periods ended June 30, 2017 and 2016, should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this annual report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this annual report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this report. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

In addition to historical information, this Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in Item 1A. above and the risk factors set forth in this Annual Report. Generally, the words “anticipate”, “expect”, “intend”, “believe” and similar expressions identify forward-looking statements. The forward-looking statements made in this Annual Report are made as of the filing date of this Annual Report with the SEC, and future events or circumstances could cause results that differ significantly from the forward-looking statements included here. Accordingly, we caution readers not to place undue reliance on these statements. We expressly disclaim any obligation to update or alter our forward-looking statements, whether, as a result of new information, future events or otherwise after the date of this document.

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Plan of Operation

Overview

On June 3, 2013, Teardroppers, Inc. (the “Company”, “we”, “us”, or “our”), was incorporated under the laws of the state of Nevada.

We are currently engaged in the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed "Teardrop Trailers" and on car hauling trailers. Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Car hauling trailers are “box” like and have more space for advertising displays. Our trailers are light weight so that they can be towed behind small economy sized vehicles and pickup trucks.  Beginning in 2015, we introduced classic car tow options with enclosed car hauler trailers as rental options.

Trends & Outlook

Revenue -- Our revenue is derived primarily from renting our trailers with specific advertising and branding messaging lettered to each trailer that can be used in display settings. Additionally, we may receive additional revenue from customers require custom advertising applications to the trailers they rent from our Company

Long-term, we cannot predict the growth or decline of our revenues. If certain changes in the local or national economies of our customers declines our potential revenue would likely decrease. Such a decline in advertising spends available to potential customers in our market would have a negative effect on our business.

Operating Expenses

Our Operating expenses are currently attributed to the regular operations of the Company. These costs can vary depending on commodities such as fuel, the distance traveled, costs of advertising or changes in technical and engineering consulting fees.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known.

Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

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Cash and Equivalents - We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

Intangible and Long-Lived Assets - We follow ASC 360, "Accounting for Impairment or Disposal of Long-Lived Assets," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. No impairment losses were recognized during the years ended December 31, 2016 and 2015.

Stock Based Compensation - We recognize expenses for stock-based compensation arrangements in accordance with provisions of Accounting Standards Codification 714. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. For equity instruments issued to non-employees, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Year Ended December 31, 2016 as compared to the Year Ended December 31, 2015

Revenues

Total trailer advertising revenues were $6,010 for the years ended December 31, 2016, and $0 for the year ended December 31, 2015. The Company incurred no cost of revenue for 2016 and 2015.

Operating Expenses

Operating expenses for the year ended December 31, 2016 were $219,363 as compared to $215,700 for the year ended December 31, 2015. Expenses in 2016 versus 2015 included $110,500 compared to $135,315 in consulting to related party, $48,022 versus $37,593 in general and administrative, and $60,841 versus $29,792 in professional fees. The increase in expenses in 2016 is attributable to an increase in all in other general and administrative costs and an increase in professional fees.

Interest Expense

Interest expense for the twelve months ended December 31, 2016 was $50,201 and $46,303 in the twelve months ended December 31, 2015.

Net Loss

The net loss for the twelve months ended December 31, 2016 was $263,554 as compared to a loss of $262,003 for the twelve months ended December 31, 2015 due to the factors discussed above.

Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenues

The Company realized no revenue during the six months ended June 30, 2017 compared to the $6,010 in revenue for the six months ended June 30, 2016.

Operating Expenses

For the six months ended June 30, 2017 operating expenses were $109,327 compared to $99,765 for the same period in 2016 for an increase of $9,562. The increase was a result of an increase in general and administrative expenses which increased to $39,223 from $23,537 for a difference of $15,686.

Interest and Financing Costs

Interest expense was $27,026 for the six months ended June 30, 2017 compared to $24,580 in the six months ended June 30, 2016.

Net (Loss)

The Company incurred losses of $136,353 in the six months ended June 30, 2017 compared to $118,335 during the six months ended June 30, 2016 due to the factors discussed above.

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LIQUIDITY AND CAPITAL RESOURCES

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses and has incurred losses since inception and anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. . Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

The Company had $60,071 in cash at June 30, 2017 with availability on our related party line of credit with DEVCAP Partners, LLC & General Pacific Partners, LLC of a total of $732,740.  As of June 30, 2017, we had a working capital deficit of $1,051,570.

Operating activities

During the six months ended June 30, 2017, we used $30,265 in operating activities compared to $14,318 during the six months ended June 30, 2016, an increase of $15,947. The increase in the period is primarily due to an increase in net loss for the period.

Investing activities

We neither generated nor used cash flow in investing activities during the six months ended June 30, 2017 and the same for the period in 2016.

Financing activities

During the six months ended June 30, 2017, we generated $41,700 from financing activities compared to $48,025 for the same period ended June 30, 2016.

Liquidity & Capital Resources

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As at December 31, 2016 the Company had total assets of $51,428, comprising of $48,636 in cash, $2,792 in fixed assets and current liabilities of $969,353 and a working capital deficit of $966,561. The Company has incurred losses since Inception to December 31, 2016 of $992,203 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes to generate profits. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

Cash Flows for the Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Operating Activities

During the year ended December 31, 2016, we used $38,629 in cash in operating activities, compared to $131,311 during the year ended December 31, 2015. The decrease in cash used during 2016 was primarily due to an increase in consultant fees payable and an increase of related party account payable to $110,000 from $52,500 the same year prior. In addition, $10,000 of legal fees were paid by a related party during 2016.

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Investing Activities

During the year ended December 31, 2016, we generated $641 net from investing activities due to the purchase and sale of an asset.

Financing Activities

During the year ended December 31, 2016, proceeds received from related party lines of credit exceeded repayments by $39,725 compared to $75,835 during the year ended December 31, 2015. During the year ended 2015, we also received $75,000 in loans from related parties.

Stockholder Matters

Total stockholders’ deficit was $917,925 on December 31, 2016, or $0.041 per share outstanding and was $621,264 or $0.015 per share outstanding on December 31, 2015.

Management expects to raise $300,000 in capital through the issuance of debt and equity in 2017 and believes it will be able to raise sufficient capital over the next twelve months to finance operations. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its operating losses. The accompanying financial statements do not contain any adjustments which may be required as a result of this uncertainty.

For the next fiscal year, management estimates that the cost of operating the business will continue to require additional capital of up to $300,000 consisting of: $30,000 for supplies, materials and assembly of our advertising Teardropper trailers, $125,000 for administrative and management, $60,000 for legal and accounting, $40,000 for social media marketing, $40,000 for branded content for branded advertising and $55,000 for television and print media advertising.

The Company intends to hold discussions with existing shareholders, new prospective shareholders and various lenders in pursuing the capital we need for the upcoming twelve months of operations. Additionally, the Company may elect to draw down additional proceeds from its line of credit with Devcap. There can be no assurance that we will be able to raise any additional equity or debt capital.

Mr. O'Connell is the managing member and the majority membership interest holder of our majority shareholder (78%), Devcap Partners, LLC, a limited liability company (“Devcap”). In February of 2014, the Company established a $450,000 unsecured line of credit with Devcap (the “Line of Credit”). The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of December 31, 2016, we have drawn $100,560 on the Devcap line of credit.

Mr. O'Connell is also the managing member and majority membership interest holder of General Pacific Partners, LLC a limited liability company (“GPP”). In June of 2013, the Company established a $450,000 unsecured line of credit with GPP (the “Line of Credit”). The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of December 31, 2016, we have drawn $25,000 on the GPP line of credit.

The Company’s capital requirements consist of general working capital needs, scheduled principal and interest payments on debt when required, obligations, and capital expenditures. The Company’s capital resources consist primarily of cash generated from proceeds through the drawing down of capital from our lines of credit. At December 31, 2016, the Company had cash on hand of $48,636.

Critical Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Without further funding, we anticipate running out of cash after during December 2017, and accordingly our current cash balances will not be sufficient to fund our operating expenses after December 2017. We have received only $6,010 in revenues since our inception through December 31, 2016 and have incurred a net loss of $992,203 and net cash used in operations of $980,941.

Unless we begin generating more revenues in the near future, we anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from leasing fees. We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable. Additionally, we will need to obtain additional public or private equity financings or debt financings in order to continue operations.

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Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Income taxes

The Company uses the liability method of accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 "Earnings per Share." Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive debt or equity instruments issued or outstanding during the twelve months ended December 31, 2016 and 2015.

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

Financing Needs

Including the net proceeds from the private placement stock offering, the Company may only have sufficient funds to conduct its operations through December 31, 2017. We earned no revenue in 2015, $6,010 for the year ended December 31, 2016, and no revenue in the six months ended June 30, 2017. It is anticipated that the Company will generate revenue in 2017; however, there can be no assurance that if in fact the Company does generate increased revenue in 2017, that such revenues would be sufficient to sustain or grow the operations. It is therefore anticipated that the Company will need additional capital in order to continue operations.

The Company presently does not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds lines of credit. Due to its brief history and historical operating losses, the Company's operations have not been a source of liquidity. The Company will need to obtain additional capital in order to continue operations. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

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The Company cannot guarantee that it will be able to obtain additional capital. The Company will seek capital from the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, or experience unexpected cash requirements. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company's common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail or may even cease its operations.

Recent Financings

As of June 30, 2017 we borrowed a total of $617,260 from two related parties, DEVCAP Partners, LLC and GPP and a third party lender, Gemini Southern, LLC, pursuant to unsecured Line of Credit Agreements. The Line of Credit Agreements provide for interest at the rate of 10% per annum.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

We are a small company with no revenue, with a relatively small number of bookkeeping entries. Through February 2016, we had relied upon an outside accountant, Stephen P. Corso (“Corso”), to maintain our books and records and to report to Management if there were any issues with regard to our internal financial controls. Prior to Corso’s dismissal, Management believed that our internal controls were effective.

On July 7, 2015, the PCAOB withdrew the registration of Terry L. Johnson, CPA, our former auditor. On September 17, 2015, the Securities and Exchange Commission (the “SEC”) issued an order (the “Order”) instituting a public administrative and cease-and-desist order against Terry L. Johnson, CPA. As a result of the Commission’s order, Terry L. Johnson, CPA was denied the privilege of appearing or practicing before the Commission for failing to comply with PCAOB auditing standards. Terry L. Johnson, CPA was also cited for the issuance of audit reports that falsely stated that Terry L. Johnson, CPA conducted its audits in accordance with the standards of PCAOB.

We immediately engaged the services of Cutler & Co. LLC (“Cutler”) to be our independent registered public accounting firm.

On November 12, 2015, we were informed by Cutler, that it would no longer be providing auditing services on an ongoing basis. The partner in charge of our account with Cutler, David Cutler, had informed us that Cutler's public company auditing practice was acquired by Pritchett, Siler & Hardy P.C. (“PS & H”).

In February of 2016, we learned that Stephen J. Corso, was one and the same person as Stephen P. Corso (“Corso”). In 2009 Stephen P. Corso ("Corso"), was banned from practicing before the Securities & Exchange Commission. We immediately dismissed Stephen P. Corso and engaged another accountant. The Company engaged the new accountant to review and materially correct any accounting records prepared by Corso that underlie the financial statements presented, as well as the financial statement preparation itself.

The new accountant, under the supervision of our Chief Executive Officer and Chief Financial Officer have, as of the end of the period covered by this report, carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(b) of the Exchange Act. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this annual report, our disclosure controls and procedures were not effective at the reasonable assurance level discussed above, due to its failure to monitor the effects, at the time, of Corso’s ban on the Company’s internal controls. However, management believes it has corrected those weaknesses since its discovery of the ban, and will continue to monitor its changes to disclosure controls and procedures and their effect on future filings.

The Company has completed the re-audit of its financial statements for the fiscal year ended December 31, 2014, and has also completed the audit of its financial statements for the fiscal year ended December 31, 2015. The report on the Company’s financial statements for the fiscal year ended December 31, 2014 by PS & H is included in this filing.

Changes in Internal Control Over Financial Reporting

No changes in our internal control over financial reporting occurred during the year ended December 31, 2015 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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MANAGEMENT

Name	Age	Position
Raymond Gerrity	59	President, & CEO and Director
		Chief Financial Officer

Raymond Gerrity – Mr. Gerrity has thirty years of sales and operations experience in the high-tech, financial, and retail industries. From 2011 to the present, Mr. Gerrity has been the President of REG Capital, LLC a business involved in direct investment and management of an e-commerce& online auction business, offering vintage, limited production and out of stock personal eyewear. From 2008 to 2011, Mr. Gerrity was a financial and operations consultant to a private venture capital group, General Pacific Partners LLC. General Pacific Partners, LLC's Managing Member and sole shareholder is Kevin O'Connell, the majority shareholder of our company. From 2008 through 2003 Mr. Gerrity was head of business development for Optioneer Trading Systems and then President and Director of Optioneer’s Canberra Fund, a multi strategy hedge fund utilizing structured investments. Concurrently, 2006 through 2001 Mr. Gerrity was a Board Member for Auxilio, Inc., a publicly traded health care imaging systems company, and served on the Audit committee and was active Chairman of the Compensation Committee. Mr. Gerrity began his career with IBM General Systems Division, and also worked with ITT Systems, GE Global Systems Division, and Tektronix, in sales and management positions. Mr. Gerrity is a graduate of UC San Diego and earned a BS in Economics.

Management Compensation

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

Executive Compensation

Our current officers receive no cash compensation. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

The directors and principal officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay employee directors a separate fee for their services.

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay directors a separate fee for their services.

To date, the Company has paid minimal compensation to its officers in the form of stock and cash payments due to the fact that the Company has only recently begun its planned operations and is not yet cash flow positive. However, since September 2014, the Company has paid Ray Gerrity, our CEO, $2,500 per month and since October, 2014 has paid Robert Wilson, our CFO, $2,500 per month.

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The following table summarized our executive compensation for the years ended December 31, 2014 - 2016.

						All	Annual
				Stock	Compensation	Other	Compensation
Name/Position	Year	Salary	Bonus	Options	Plans	Compensation	Total

Ray Gerrity, President	2014	$5,000	$–	$–	$–	$100	$5,100
Chief Executive Officer(1)	2015	$10,000	$–	$–	$–	$–	$10,000
	2016	$10,000	$–	$–	$–	$–	$10,000

Robert Wilson (2)	2014	$2,500	$–	$–	$–	$–	$2,500
Chief Financial Officer	2015	$10,000	$–	$–	$–	$–	$10,000
	2016	$10,000	$–	$–	$–	$–	$10,000

Matthew D. Jackson	2014	$–	$–	$–	$–	$–	$–
Chief Marketing Officer	2015	$–	$–	$–	$–	$–	$–
	2016	$–	$–	$–	$–	$–	$–

(1) Mr. Gerrity was issued 100,000 founders' shares of common stock and purchased 25,000 shares of common stock at $.02 per share. The 100,000 founder shares were valued at par $0.001 which resulted in an expense of $100.

(2) Mr. Wilson was issued 25,000 founder' shares. The 25,000 founder shares were valued at par $0.001 which resulted in an expense of $25.

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of April 20, 2016 by the following persons:

Name	No. of Shares owned	Percentage of Shares Outstanding

Devcap Partners, LLC (1)	29,250,000	76.0%
Steven Verska (2)	2,150,000	5.6%
GB Investments, Inc.(3)	3,250,000	8.5%
Cassin Farlow, LLC (4)(5)	1,925,000	5.2%
Raymond Gerrity -- President	125,000	0.3%
Robert Wilson -- Treasurer & Secretary	25,000	0.1%
Matthew D. Jackson	-0-	0%
Directors and Officers as a Group	150,000.04%

(1) Kevin O'Connell has full investment authority for shares of Devcap Partners, LLC

(2) Includes 75,000 shares owned by Shark Diver Consulting, Inc.. Mr. Verska has investment authority for the shares owned by Shark Diver Consulting, Inc.

(3) Steve Urvan has full investment authority for shares of GB Investments, Inc.

(4) Augustus B. O'Connell has full investment authority for shares of Cassin Farlow, LLC

(5) Includes 125,000 shares owned by Augustus B. O'Connell

Long Term Incentive Awards

Option Grants in Last Fiscal Year

We have not awarded any options to our executive officers under any incentive plans.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There have been no option exercises.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

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Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Long Term Incentive Plans

There are no long term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kevin P. O’Connell is the majority shareholder of Devcap Partners, LLC. Devcap Partners, LLC has established a Line of Credit with the Company of $450,000. The receipt of funds from this line of credit is subject to the approval of Devcap Partners, LLC. As of June 30, 2017, we had received $142,260 from the Line of Credit. The terms of the Line of Credit contains annualized interest of 10%, with quarterly interest payments paid by the Company on outstanding balances. Mr. O’Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, whether it is in the best interest of Devcap Partners, LLC to approve or decline the "loan" or, as our control shareholder, if it is in our best interest to approve the loan.

On January 1, 2014, the Company executed a three year consulting agreement with Devcap Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning.

In May of 2014, we acquired two fully restored “Classic” vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The Ford Ranchero vehicle will be available to be leased as a tow vehicle with our Teardrop Trailers or it can be leased independently from the trailers. We believe that the use of this vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

We had obtained these vehicles from Augustus O'Connell, by issuing 433,000 shares of our common stock valued at $.15 per share ($50,000 for the Apache and $15,000 for the Ranchero). Augustus B. O'Connell is the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The 333,333 common shares were returned to our Treasury.

On October 5, 2015, we acquired from Devcap, a fully restored 1966 Mustang Convertible vehicle to be used to tow our Teardrop trailers. We issued 250,000 shares of our common stock, valued at the historical cost of $36,785 to Devcap. In June of 2016, the 1966 Ford Mustang Convertible was sold back to the related party seller for the same valuation and 250,000 shares of common stock was cancelled and returned to our Treasury.

In February of 2017, we acquired a 1971 Chevrolet Corvette LS5 T-top car for use as a promotional and tow vehicle. The car was acquired from Devcap Partners, LLC for a value of $24,000 USD. Devcap converted the outstanding liability with the company into equity in the company at .15 per share for 160,000 shares of common stock.

26

We believe that the use of Ford Ranchero and Corvette classic tow vehicles that are rare and desirable to drive by potential customers in conjunction with the classic design of the Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this related party is subject to the approval of Mr. O’Connell. As of June 30, 2017, we had received $142,260 from the Line of Credit.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is owned by the owner and managing member of DEVCAP Partners, LLC, a majority shareholder of the Company. The balance of the line of credit was $25,000 as of June 30, 2017. The Company recorded accrued interest of $4,698 at June 30, 2017.

Conflicts of Interest

Each officer and director is, so long as she or he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, there were 38,210,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors.

Preferred Stock

We are authorized to issue up to 20 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

General

Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this Prospectus, there were no Series of Preferred Stock designated by the board of directors, nor was there any Preferred Stock outstanding.

27

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

☐	that a broker or dealer approve a person's account for transactions in penny stocks; and

☐	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

☐	obtain financial information and investment experience objectives of the person; and

☐	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

☐	sets forth the basis on which the broker or dealer made the suitability determination; and

☐	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

☐	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, only three of the Selling Stockholders will continue to own any shares of our common stock.

28

Name of Shareholders	Total Number of shares owned prior to offering Issuance	Percentage of shares owned prior to offering	Number of Shares Offered	Percentage of shares owned after the offering assuming all of the shares are sold(2)(3)
George M. Motel*	25,000	0.07%	25,000	0
David Beck, LLC (1)*	75,000	0.20%	75,000	0
David Beck **	25,000	0.07%	25,000	0
GB Investments, Inc. (2)***	3,250,000	8.5%	375,000	7.6
Steven Verska (7)	2,150,000	5.8%	366,666	4.7
SharkDiver Consulting, Inc (3)**	75,000	0.20%	75,000	0
Augustus B O'Connell (4)	125,000	0.34%	125,000.08
Christopher Bensabat *	25,000	0.07%	25,000	0
Richard S. Ware *	25,000	0.07%	25,000	0
Jeffrey P. Bash*	25,000	0.07%	25,000	0
Douglas Odell*	25,000	0.07%	25,000	0
William Kohlmeyer *	25,000	0.07%	25,000	0
David Joshua Staub **	25,000	0.07%	25,000	0
Russell Neinast*	125,000	0.33%	125,000	0
Barry Yahr *	250,000	0.66%	250,000	0
Dan Pastern *	250,000	0.66%	250,000	0
Jack McNutt**	75,000	0.20%	75,000	0
Edward Rammrath**	25,000	0.07%	25,000	0
Rammrath Realty Ventures, Inc. (5)	75,000	0.20%	75,000	0
Robert J. Waltos*	50,000	0.07%	50,000	0
RJW Investments, Inc. (6) **	75,000	0.20%	75,000	0
Ronald Norwood **	75,000	0.20%	75,000	0

Total	6,925,000	0.19%	2,266,666	12.54%

* Paid a consideration of $.02 per share in cash for their shares.

** Converted indebtedness of the Company at the rate of $.02 per share.

*** Founders Shares for which $.0001 per share was paid.

(1) David Beck has full investment authority for David Beck, LLC.

(2) Susan Lokey has full investment authority for GB Investments, Inc.

(3) Steve Verska has full investment authority for Shark Diver consulting, Inc.

(4). Augustus B. O'Connell received 25,000 shares for which he paid $500 ($.02 per share) and 100,000 shares in exchange for an asset valued at the historical cost to Mr. O'Connell. Mr. O'Connell also has full investment authority for Cassin Farlow LLC, which owns 1,800,000 common shares of the Company.

(5) Edward Rammrath has full investment authority for Rammrath Realty Ventures, Inc.

(6) Robert J. Waltos has full investment authority for RJW Investments, Inc.

(7) Mr. Verska received 1,825,000 in founder's shares for which he paid $.001 per share and 225,000 shares for which he paid $4,500 ($.02 per share)

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

30

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

31

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham Law Group APC., Carlsbad, California.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Pritchett, Siler and Hardy P.C., have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2016 and 2015 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

The Bingham Law Group, Encinitas, California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a Post Effective Amendment to the registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such Post Effective Amendment to the registration statement. This prospectus constitutes the prospectus of Teardroppers, Inc., filed as part of the Post Effective Amendment to the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Intern.

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PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 NORTH HIGHWAY 89, SUITE 130

FARMINGTON, UTAH 84025

_______________

(801) 447-9572         FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

The Teardroppers, Inc.

Lancaster, CA

We have audited the accompanying balance sheets of The Teardroppers, Inc. (the Company) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Teardroppers, Inc. as of December 31, 2016 and 2015 and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations, and has minimal working capital which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

April 11, 2017

F-1

The Teardroppers, Inc.

BALANCE SHEETS

	Dec. 31, 2016	Dec. 31, 2015
ASSETS

Current assets
Cash	$48,636	$46,899
Total current assets	48,636	46,899

Fixed assets
Cost	5,000	41,785
Less accumulated depreciation	(2,208)	(3,047)
Fixed assets, net	2,792	38,738
Total Assets	$51,428	$85,637

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities

Accounts payable	$104,062	$52,763
Accounts payable - related parties	177,500	67,500
Customer deposits	14,500	14,500
Loan payable	450,000	450,000
Line of credit from related party	125,560	75,835
Accrued interest	89,300	44,300
Accrued interest payable-related parties	8,431	2,003
Total current liabilities	969,353	706,901

Total Liabilities	969,353	706,901

Stockholders' Equity (Deficit)
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued shares 0	–	–
Common stock, par value $0.001, authorized 100,000,000 shares issued 37,750,000 and 38,000,000 shares, respectively	37,750	38,000
Additional paid in capital	36,528	69,385
Accumulated deficit	(992,203)	(728,649)
Total Stockholders' Equity (Deficit)	(917,925)	(621,264)
Total Liabilities and Stockholders' Equity (Deficit)	$51,428	$85,637

The accompanying notes are an integral part of the financial statements.

F-2

The Teardroppers, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	Dec. 31, 2016	Dec. 31, 2015
Revenues	$6,010	$–
Cost of revenues	–	–
Gross margin	6,010	–

Operating expenses:
Consulting	–	13,000
Consulting to related party	110,500	135,315
General and administrative	48,022	37,593
Professional fees	60,841	29,792
	219,363	215,700

Operating income (loss)	(213,353)	(215,700)

Other income (expense):
Gain on sale of assets	1,227	–
Interest expense - related parties	(6,428)	(2,003)
Interest expense	(45,000)	(44,300)
	(50,201)	(46,303)

Net Income Before Taxes	(263,554)	(262,003)

Income Tax Provision	–	–

Net income (loss)	$(263,554)	$(262,003)

Net income (loss) per share
(Basic and fully diluted)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	37,823,087	37,824,521

The accompanying notes are an integral part of the financial statements.

F-3

The Teardroppers, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2014	–	$–	37,800,000	$37,800	$33,800	$(466,646)	$(395,046)

Shares repurchased and cancelled	–	–	(50,000)	(50)	(950)	–	(1,000)

Shares issued to acquire assets	–	–	250,000	250	36,535	–	36,785

Net loss for the year	–	–	–	–	–	(262,003)	(262,003)

Balances at December 31, 2015	–	–	38,000,000	38,000	69,385	(728,649)	(621,264)

Asset returned for cancellation of shares	–	–	(250,000)	(250)	(32,857)	–	(33,107)

Net loss for the year	–	–	–	–	–	(263,554)	(263,554)

Balances 12/31/2016	–	$–	37,750,000	$37,750	$36,528	$(992,203)	$(917,925)

The accompanying notes are an integral part of the financial statements.

F-4

The Teardroppers, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31, 2016	Dec. 31, 2015
Cash Flows From Operating Activities:
Net income (loss)	$(263,554)	$(262,003)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	3,425	2,839
Legal fees paid by related party	10,000	–
Gain on sale of asset	(1,227)	–

Changes in Operating Assets and Liabilities
Increase (decrease) in accounts payable - unrelated parties	51,299	15,290
Increase in accounts payable - related parties	110,000	52,500
Increase in customer deposits	–	14,500
Increase in accrued interest - unrelated parties	45,000	44,300
Increase in accrued interest-related parties	6,428	1,263

Net cash used for operating activities	(38,629)	(131,311)

Cash Flows From Investing Activities:
Purchase of fixed asset	(5,859)	–
Proceeds from sale of asset	6,500	–
	641	–
Cash Flows From Financing Activities:
Shares repurchased and cancelled	–	(1,000)
Proceeds from loans - related party	–	75,000
Proceeds from line of credit to related party	282,184	168,861
Repayments on line of credit to related party	(242,459)	(93,026)

Net cash provided by financing activities	39,725	149,835

Net Increase (Decrease) In Cash	1,737	18,524

Cash At The Beginning Of The Period	46,899	28,375

Cash At The End Of The Period	$48,636	$46,899

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Shares issued to acquire assets	$–	$36,785
Asset transferred for cancellation of shares	$33,107	$–

Cash paid during the year for:
Interest	$–	$–
Franchise and income tax	$–	$–

The accompanying notes are an integral part of the financial statements.

F-5

TEARDROPPERS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

We intend to enter the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2016 and 2015, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-6

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2016 and 2015.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for as of December 31, 2016 and 2015, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

The primary source of revenue will be from the rental of advertising space on custom designed Teardrop Trailers. The length of the rental agreements will vary from one to thirty days. Customers will pay in advance and revenue will be recognized based on the number of days of each contract that have expired. For the years ended December 31, 2016 and 2015, the Company recognized revenue from the rental of trailers of $6,010 and $0, respectively.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-7

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718.  FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to ASC 260-10-45. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2016, and December 31, 2015, respectively.

Subsequent events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Reclassifications

Certain balance sheet reclassifications have been made to prior period balances to reflect the current period’s presentation format; such reclassifications had no impact on the Company’s statements of operations or statements of cash flows and had no material impact on the Company’s balance sheets.

F-8

Recently issued accounting pronouncements

In August 2014, the FASB issued ASU 2014-15 “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). By incorporating and expanding upon certain principles that are currently in U.S. auditing standards, ASU 2014-15 requires management to assess whether there is substantial doubt about the entity’s ability to continue as a going concern. Specifically, ASU 2014-15 (1) provides a definition of the term substantial doubt, (2) requires an evaluation every reporting period including interim periods, (3) provides principles for considering the mitigating effect of management’s plans, (4) requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) requires an express statement and other disclosures when substantial doubt is not alleviated, and (6) requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has not elected to early adopt the provisions of ASU 2014-15, and accordingly, the requirements of ASU 2014-15 will apply beginning with the year ended December 31, 2017. The Company is currently evaluating the effects, if any, that the application of ASU 2014-15 will have on disclosures associated with its financial statements.

In May 2014, the FASB issued ASU 2014-9 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-9  ”), which provides a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. This guidance is effective for annual reporting and interim periods beginning after December 15, 2016 and allows for either full retrospective or modified retrospective application, with early adoption not permitted. Accordingly, the standard becomes effective for the Company on January 1, 2017. The Company is currently evaluating the adoption method it will apply and the impact that this guidance will have on its financial statements and related disclosures.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation —Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. The Company is currently evaluating the effects, if any, that the application of ASU 2016-09 will have on disclosures associated with its financial statements.

In April 2016, the FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The Company is currently evaluating the effects, if any, that the application of ASU 2016-10 will have on disclosures associated with its financial statements.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

F-9

NOTE 4 – FIXED ASSETS

Property and equipment consists of the following at December 31, 2016:

	December 31, 2016	December 31, 2015
Property and equipment, net	$5,000	$41,785
Less: accumulated depreciation	(2,208)	(3,047)
Property and equipment, net	$2,792	$38,738

Depreciation expense for the years ended December 31, 2016 and 2015 was $3,425 and $2,839 respectively.

In October 2015, the Company purchased a 1966 Ford Mustang from a related party for 250,000 shares of common stock, valued at the historical cost to the related party. In April 2016, the Mustang was returned to the related party and the shares were cancelled.

In June 2016, the Company purchased for $5,859 a trailer from a company owned by a family member of the managing member and the majority membership interest holder of our majority shareholder. In December 2016, the trailer was sold to an unrelated party for $6,500 and a gain of $1,227 recognized.

NOTE 5 – LOAN PAYABLE

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2018. As of December 31, 2016, and 2015, the loan amount was $450,000. The Company recorded accrued interest on this loan of $89,300 and $44,300 as of December 31, 2016, and 2015, respectively.

NOTE 6 – LINE OF CREDIT FROM RELATED PARTY

On February 25, 2014, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company, for an amount up to $450,000 with a maturity date of June 1, 2017, bearing interest of 10% per annum. DEVCAP Partners, LLC is a related party to the Company as it is the majority shareholder of the Company. As of December 31, 2016, and 2015, the balance of the line of credit was $100,560 and $50,835, respectively. The Company recorded accrued interest of $4,972 and $1,044 at December 31, 2016 and 2015, respectively.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is a related party to the Company as it is owned by a majority shareholder of the Company. The balance of the line of credit was $25,000 as of December 31, 2016, and 2015. The Company recorded accrued interest of $3,459 and $959 at December 31, 2016 and 2015, respectively.

NOTE 7 – OTHER RELATED PARTY TRANSACTIONS

Office space

We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West, Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer. Presently, we do not incur any expenses for the use of this facility.

F-10

Line of credit from related parties

The Company has two line of credit agreements with related parties. DEVCAP Partners, LLC is also the majority shareholder in the Company. General Pacific Partners, LLC is owned by the party that owns DEVCAP Partners, LLC. See Note 6 for further disclosure.

Consulting expense to related party (DEVCAP Partners, LLC)

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC, (“DEVCAP”), whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. The Company recorded consulting fee expense of $90,000 for each of the years ended December 31, 2016 and 2015. The amount due but unpaid at December 31, 2016 and 2015 was $142,500 and 52,500, respectively and is included on the balance sheet as accounts payable- related parties.

Consulting expense to related party (Ray Gerrity)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Ray Gerrity, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. For each of the years ended December 31, 2016 and 2015, the Company recorded consulting fee expense of $10,000. The amount due but unpaid was $20,000 and $10,000 at December 31, 2016 and 2015, respectively, and was included on the balance sheet as accounts payable - related parties.

Consulting expense to related party (Robert Wilson)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Financial Officer, Robert Wilson, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. For each of the years ended December 31, 2016 and 2015, the Company recorded consulting fee expense of $10,000. The amount due but unpaid was $15,000 and $5,000 at December 31, 2016 and 2015, respectively, and was included on the balance sheet as accounts payable - related parties

Purchase of equipment from related parties

In October 2015, the Company purchased a 1966 Ford Mustang from DEVCAP Partners, LLC to be used in promotional and operational activities for a total price of $36,785. The payable was converted to 250,000 shares of stock. On April 16, 2016, the Company returned the vehicle to DEVCAP Partners, LLC in exchange for cancellation of 250,000 shares of stock. The value of the cancelled shares was deemed to be the net book value of the vehicle on the date of transfer, $33,107. The vehicle was purchased with the intent of using it to tow trailers displaying advertising. It was subsequently determined that the vehicle was not suitable for its intended purpose and was returned to the original owner.

On June 13, 2016, the Company purchased equipment for $5,859 from a company whose president is a family member of the managing member and the majority membership interest holder of our majority shareholder. See note 4 for further details.

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001. The Company amended its articles of incorporation to increase it authorized shares to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

On January 22, 2015, the Company repurchased and cancelled 50,000 shares for $1,000.

F-11

On October 5, 2015, the Company purchased a 1966 Ford Mustang from DEVCAP Partners, LLC to be used in promotional and operational activities for a total price of $36,785. The payable was converted to 250,000 shares of stock.

On April 16, 2016, the Company returned the vehicle to DEVCAP Partners, LLC in exchange for cancellation of 250,000 shares of stock. The value of the cancelled shares was deemed to be the net book value of the vehicle on the date of transfer, $33,107.

NOTE 9. INCOME TAXES

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period. In 2016 and 2015, the Company’s tax losses were reduced by accrued expenses to related parties which are not recognized for tax purposes until paid. There were no depreciation differences.

At December 31, 2016 and 2015, the Company had net operating loss carryforwards of approximately $794,000 and $681,000, respectively, which begin to expire in 2033.

Deferred tax assets (liabilities) consisted of the following:

	2016	2015
Net operating loss carryforwards	$119,100	$102,150
Share based compensation	7,200	7,200
Accounts payable, related party	26,625	10,125
Other deferred tax items	6,150	–
Valuation allowance	(159,075)	(119,475)
Total deferred tax assets	$–	$–

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2016 and 2015 was $39,600 and $39,300, respectively.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at December 31, 2016 and 2015 is as follows:

	2016	2015
Expected tax at 15%	$(39,600)	$(39,300)
Change in valuation allowance	39,600	39,300
Provision for income taxes	$–	$–

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2016, and 2015, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. and California. Tax years for 2013 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist.

F-12

Six Months Ended June 30, 2017

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2017	2016
ASSETS

Current assets
Cash	$60,071	$48,636
Total current assets	60,071	48,636

Fixed assets :
Cost	89,000	5,000
Less accumulated depreciation	(7,708)	(2,208)
Fixed assets, net	81,292	2,792

Total Assets	$141,363	$51,428

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities

Accounts payable	$125,124	$104,062
Accounts payable - related parties	230,000	177,500
Customer deposits	14,500	14,500
Loan payable	450,000	450,000
Lines of credit from related parties	167,260	125,560
Accrued interest	111,800	89,300
Accrued interest - related parties	12,957	8,431
Total current liabilities	1,111,641	969,353

Total Liabilities	1,111,641	969,353

Stockholders' (Deficit)
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued shares 0, respectively
Common stock, par value $0.001, authorized 100,000,000 shares issued 38,210,000 and 37,750,000 shares, respectively	38,210	37,750
Additional paid in capital	120,068	36,528
Accumulated deficit	(1,128,556)	(992,203)
Total Stockholders' (Deficit)	(970,278)	(917,925)

Total Liabilities and Stockholders' (Deficit)	$141,363	$51,428

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-13

The Teardroppers, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Revenues	$–	$6,010	–	6,010
Total revenue	–	6,010	–	6,010

Cost of sales	–	–	–	–
Gross margin	–	6,010	–	6,010

Operating expenses:
Consulting to related parties	25,000	28,000	52,500	55,500
General and administrative	27,566	10,903	39,223	23,537
Professional fees	14,991	17,734	17,604	20,728
	67,557	56,637	109,327	99,765

Operating income (loss)	(67,557)	(50,627)	(109,327)	(93,755)

Other income (expense):
Interest expense - related parties	(2,477)	(1,241)	(4,526)	(2,049)
Interest expense	(11,250)	(10,942)	(22,500)	(22,531)
	(13,727)	(12,183)	(27,026)	(24,580)

Net Income Before Taxes	(81,284)	(62,810)	(136,353)	(118,335)

Income Tax Provision	–	–	–	–

Net income (loss)	$(81,284)	$(62,810)	(136,353)	(118,335)

Net income (loss) per share (Basic and fully diluted)	$(0.00)*	(0.00)*	(0.00)*	(0.00)*

Weighted average number of common shares outstanding	38,160,549	37,793,956	37,996,188	37,896,409

* denotes a loss of less than $(.01) per share.

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-14

The Teardroppers, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2017	2016

Cash Flows From Operating Activities:
Net income (loss)	$(136,353)	$(118,335)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Depreciation	5,500	2,437

Changes in Operating Assets and Liabilities
Increase (decrease) in accounts payable	21,062	22,000
Increase (decrease) in accounts payable - related parties	52,500	55,000
Increase in accrued interest - related parties	4,526	2,049
Increase in accrued interest	22,500	22,531

Net cash used for operating activities	(30,265)	(14,318)

Cash Flows From Investing Activities:
Assets purchased	–	–

Cash Flows From Financing Activities:
Proceeds from line of credit to related party	134,700	140,225
Repayments on line of credit to related party	(93,000)	(92,200)

Net cash provided by financing activities	41,700	48,025

Net Increase (Decrease) In Cash	11,435	33,707

Cash At The Beginning Of The Period	48,636	46,899

Cash At The End Of The Period	$60,071	$80,606

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Assets acquired with accounts payable	$–	$5,859
Assets acquired in exchange for stock	$84,000	$–
Asset transferred for cancellation of shares	$–	$33,107

Cash paid during the period for:
Interest	$–	$–
Franchise and income tax	$–	$–

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-15

TEARDROPPERS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

For the Six Months Ended June 30, 2017 and 2016

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

We intend to enter the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Interim Financial Statements

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to form 10Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading. Operating results for the six months ended June 30, 2017 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2017. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2016 filed with the SEC.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-16

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short-term maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2017 and December 31, 2016.

The Company had no assets or liabilities measured at fair value on a recurring basis for as of June 30, 2017 and December 31, 2016, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

The primary source of revenue is from the rental of advertising space on custom designed Teardrop Trailers. The length of the rental agreements varies from one to thirty days. Customers pay in advance and revenue is recognized based on the number of days of each contract that have expired. The Company recognized $6,010 of income from the rental of the trailers during the three months ended June 30, 2016.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to ASC 260-10-45. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period.

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of June 30, 2017 and December 31, 2016, respectively.

Subsequent events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-17

NOTE 3 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – LINE OF CREDIT FROM RELATED PARTY

On February 25, 2014, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company, for an amount up to $450,000 with a maturity date of June 1, 2018, bearing interest of 10% per annum. DEVCAP Partners, LLC is a related party to the Company as it is the majority shareholder of the Company. As of June 30, 2017, and December 31, 2016, the balance of the line of credit was $142,260 and $100,560, respectively. The Company recorded accrued interest of $8,259 and $4,972 on the line of credit at June 30, 2017 and December 31, 2016, respectively.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is a related party to the Company as it is owned by a majority shareholder of the Company. As of June 30, 2017 and December 31, 2016 the balance of the line of credit was $25,000. The Company recorded accrued interest of $4,698 and $3,459 at June 30, 2017 and December 31, 2016, respectively.

NOTE 5 – OTHER RELATED PARTY TRANSACTIONS

Office space

We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West, Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer. Presently, we do not incur any expenses for the use of this facility.

Consulting expense to related party (DEVCAP Partners, LLC)

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC, (“DEVCAP”), whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. For the three months ended June 30, 2017 and 2016, the Company recorded consulting fee expense to DEVCAP of $22,500. For the six months ended June 30, 2017 and 2016, the Company recorded consulting fee expense to DEVCAP of $45,000. The amount due but unpaid is $187,500 and $142,500 at June 30, 2017 and 2016, respectively, and is included in accounts payable- related parties on the balance sheet.

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Consulting expense to related party (Ray Gerrity)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Ray Gerrity, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. For the three months ended June 30, 2017 and 2016, the Company recorded consulting fee expense of $2,500. For the six months ended June 30, 2017 and 2016, the Company recorded consulting fee expense of $5,000. The amount due but unpaid was $25,000 and $20,000 at June 30, 2017 and December 31, 2016, respectively, and was included on the balance sheet as accounts payable - related parties.

Consulting expense to related party (Robert Wilson)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Financial Officer, Robert Wilson, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Financial Officer. He resigned effective April 1, 2017. For the three and six months ended June 30, 2016, the Company recorded consulting fee expense of $2,500 and $5,000, respectively. The Company accrued $2,500 for the first quarter of 2017. Mr. Wilson resigned effective April 1, 2017. The amount due but unpaid was $17,500 and $15,000 at June 30, 2017 and December 31, 2016, respectively, and was included on the balance sheet as accounts payable - related parties.

Related party purchase of asset

On February 4, 2017, the Company purchased a 1971 Chevrolet Corvette for use in the business operations. The vehicle was acquired from the majority shareholder in exchange for 160,000 of stock valued at $.15 per share, for a total of $24,000.

On April 15, 2017, the Company purchased a 1995 Featherlite trailer for use in the business operations. The trailer was purchased from a shareholder in exchange for 300,000 shares valued at $.20 per share, for a total of $60,000.

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001.

The Company amended its articles of incorporation to increase its authorized shares to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission. All expenses of this offering are being paid by the Company.

Expense or Fee
SEC Registration Fee	$7.00
Printing and Edgarizing Expenses	$5,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$15,000
Transfer Agent	$2,500
Miscellaneous	$5,000
TOTAL	$52,507

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner permitted by the laws of the State of Delaware, and specifically as is permitted under the Delaware Corporation Law the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation,  by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. We obtained these vehicles from Cassin Farlow, LLC by issuing 433,333 shares of our common stock valued at $.15 per share ($50,000 for the Chevrolet and $15,000 for the Ford. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our shares valued at $50,000) was returned to us. The Managing Member of Cassin Farlow, LLC is Augustus O'Connell, the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder.

On February 4, 2017, the Company purchased a 1971 Chevrolet Corvette for use in the business operations. The vehicle was acquired from the majority shareholder in exchange for 160,000 of stock valued at $.15 per share, for a total of $24,000.

On April 15, 2017, the Company purchased a 1995 Featherlite trailer for use in the business operations. The trailer was purchased from a shareholder in exchange for 300,000 shares valued at $.20 per share, for a total of $60,000.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

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ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean The Teardroppers, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with Devcap Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5(*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6(*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Auditors

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for purposes of determining liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, CA on October __, 2017.

The Teardroppers, Inc.

Date: October __, 2017	By:	/s/ Raymond Gerrity
Raymond Gerrity, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

The Teardroppers, Inc.

Date: October __, 2017	By:	/s/ Raymond Gerrity
Raymond Gerrity, Director, and Chief Executive Officer
Date: October __, 2017	By:	/s/Raymond Gerrity
Raymond Gerrity, Chief Financial Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with Devcap Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Auditors

* Previously filed

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